SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2002

CORNERSTONE PROPANE PARTNERS, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12499	77-0439862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Westridge Drive, Watsonville, CA 95076
(Address of Principal Executive Offices, including Zip Code)

(831) 724-1921
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Effective November 1, 2002, NorthWestern Corporation and its subsidiaries, including Cornerstone Propane GP, Inc., the managing general partner of Cornerstone Propane Partners, L.P. and of Cornerstone Propane, L.P., have relinquished all of their direct and indirect equity interests in Cornerstone Propane Partners, L.P. and Cornerstone Propane, L.P. Cornerstone Propane GP, Inc. remains the managing general partner of Cornerstone Propane Partners, L.P. and of its subsidiary partnership, Cornerstone Propane, L.P., and has retained all of its duties, responsibilities and obligations as managing general partner.  NorthWestern Corporation has retained the right for a limited period of time, not to exceed 3 years, to elect the directors of Cornerstone Propane GP, Inc.  The board of directors of Cornerstone Propane GP, Inc. remains composed of three directors affiliated with NorthWestern Corporation, and three independent directors.

In connection with the matters described above, certain amendments were adopted to the partnership agreements of Cornerstone Propane Partners, L.P. and Cornerstone Propane, L.P.  The amendments to CornerStone Propane Partners, L.P.’s partnership agreement (the “MLP Partnership Agreement”):

1.	eliminate the current prohibition against a unitholder holding 20% or more of the Partnership Securities (as defined in the MLP Partnership Agreement) being permitted to vote;

2.

clarify that if the Managing General Partner or the Special General Partner (each as defined in the MLP Partnership Agreement) no longer owns an economic interest as a general partner in CornerStone Propane Partners, L.P. as a result of a waiver of its respective economic interests, it shall remain the Managing General Partner or Special General Partner as the case may be; and

3.

clarify that upon a contribution to CornerStone Propane Partners, L.P. of all of its limited partner interests, a person will be deemed to have “ceased” to be a Limited Partner (as defined in the MLP Partnership Agreement).

The amendment to CornerStone Propane, L.P.’s partnership agreement (the “OLP Partnership Agreement”) clarifies that if the Managing General Partner or the Special General Partner (each as defined in the OLP Partnership Agreement) no longer owns an economic interest as a general partner in CornerStone Propane, L.P. as a result of a waiver of its respective economic interests, it shall remain the Managing General Partner or Special General Partner as the case may be.  The description of the amendments to the MLP Partnership Agreement and the OLP Partnership Agreement is qualified in its entirety by the text of such amendments which are attached hereto and filed herewith as Exhibits 4.1 and 99.1 to this Current Report on Form 8-K.  Certain other documents related to the matters described above have also been filed as exhibits to this Current Report on Form 8-K.

Cornerstone Propane Partners, L.P. has been advised by NorthWestern Corporation that NorthWestern Corporation believes that as a result of the matters referred to above, NorthWestern Corporation will no longer be required to consolidate Cornerstone Propane Partners, L.P. and Cornerstone Propane, L.P. for financial reporting purposes.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

                (c) Exhibits

Exhibit No.	Description

4.1	Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of Cornerstone Propane Partners, L.P.

99.1	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Cornerstone Propane, L.P.

99.2	Contribution by NorthWestern Corporation of all of its limited partner interests in the Cornerstone Propane Partners, L.P. to Cornerstone Propane Partners, L.P.

99.3	Contribution by Cornerstone Propane GP, Inc. of all its limited partner interests in Cornerstone Propane Partners, L.P. to Cornerstone Propane Partners, L.P.

99.4	Waiver and Relinquishment of Rights by Cornerstone Propane GP, Inc. of all its economic rights associated with its general partner interest in the Cornerstone Propane Partners, L.P.

99.5	Waiver and Relinquishment of Rights by Cornerstone Propane GP, Inc. of all its economic rights associated with its general partner interest in Cornerstone Propane, L.P.

99.6	Contribution by SYN Inc. of all its limited partner interests in Cornerstone Propane Partners, L.P. to Cornerstone Propane Partners, L.P.

99.7	Waiver and Relinquishment of Rights by SYN Inc. of all its economic rights associated with its general partner interest in Cornerstone Propane Partners, L.P.

99.8	Waiver and Relinquishment of Rights by SYN Inc. of all its economic rights associated with its general partner interest in Cornerstone Propane, L.P.

99.9	Certificate of Formation of CornerNorth LLC

99.10	Limited Liability Company Agreement of CornerNorth LLC

99.11	Contribution by NorthWestern Capital Corporation of all its economic membership interest in CornerNorth LLC to Cornerstone Propane Partners, L.P.

99.12	Indemnification Agreement between NorthWestern Corporation and Cornerstone Propane Partners, L.P.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 5, 2002.

CornerStone Propane Partners, L.P.

Date: November 5, 2002	By:	/s/ Curtis S. Solsvig III

	Name:	Curtis S. Solsvig III

	Its:	Chief Executive Officer